UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 1, 2013

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In 2012, over 70% of our shareholders who cast votes approved our Named Executive Officer compensation program as disclosed in our 2012 Proxy Statement. While these results represented a substantial majority support, we initiated an extensive shareholder outreach program to better understand our investors’ opinions on our compensation practices.  Members of our board of directors and management were directly involved in this effort, including engaging in a dialogue with two proxy advisory firms, to explain why we believe our “pay for performance” philosophy has benefited shareholders over the long term.

We appreciate the feedback from our shareholders, and the proxy advisory firms. After review and consideration of this feedback, the Management Planning and Development Committee of the Board of Directors unanimously approved the following changes to our compensation program for 2013:

•
Authorized the elimination of the tax gross-up provisions contained in Change in Control Severance Agreements with officers with respect to excess parachute payments under Section 4999. The Company intends to modify existing agreements with officers by including a “best net after-tax” benefit which provides that executives’ parachute payments, if any, would be reduced if they resulted in greater after-tax proceeds to the executive as compared to payment of the full amount of parachute payments, in which case the executive would be responsible for payment of any excise tax;

•
Implemented “double trigger” vesting of equity grants upon a change in control of the Company for all grants awarded in 2013 and thereafter. Executives’ unvested grants will vest immediately if the employee is employed on the date of a change in control of the Company and is terminated on or within two years following the change in control, other than for cause;

•
Implemented average total shareholder return of the Company for a three-year period compared to the S&P 500 as the sole performance measure for the Company’s Performance Share Plan, beginning with the 2013-2015 performance cycle;

•
Changed the long term incentive compensation mix for the Company’s Chief Executive Officer, David Novak, to 75% stock appreciation rights and 25% performance share plan units (from approximately 90% stock appreciation rights and 10% performance share plan units in 2012);

•	Updated the Company’s executive compensation peer group by removing Coca-Cola, Kraft and PepsiCo to enhance alignment of the Company and other members of its peer group in terms of size; and

•
Authorized the elimination of Mr. Novak’s participation in our non-qualified unfunded defined benefit plan and transferred the value of his benefit under that plan to our Leadership Retirement Plan (“LRP”), a non-qualified unfunded defined contribution plan. Mr. Novak will receive an allocation under the LRP equal to 9.5% of his salary and target bonus and will receive an annual interest allocation on his balance under the LRP equal to the applicable federal rate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	March 1, 2013	/s/ John Daly
John Daly
Vice President and Associate General Counsel